                                                                      EXHIBIT 11

                       PENNZOIL COMPANY AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                       FOR THE YEAR ENDED DECEMBER 31,
                                          ---------------------------------------------------------
                                            1994         1993        1992        1991        1990
                                          ---------    --------    --------    --------    --------
                                                   (DOLLAR AMOUNTS EXPRESSED IN THOUSANDS)
Income (loss) from continuing
  operations...........................   $(283,739)   $160,236    $ 17,410    $ 40,098    $ 93,768
                                          ---------    --------    --------    --------    --------
Income tax provision (benefit)
  Federal and foreign..................    (226,388)     52,737     (22,193)    (23,988)      6,006
  State................................       5,033       6,468       3,410       3,928       1,917
                                          ---------    --------    --------    --------    --------
          Total income tax provision
            (benefit)..................    (221,355)     59,205     (18,783)    (20,060)      7,923
Interest charges.......................     497,799     199,410     243,351     260,069     247,107
                                          ---------    --------    --------    --------    --------
Income (loss) before income taxes and
  interest charges.....................   $  (7,295)   $418,851    $241,978    $280,107    $348,798
                                          =========    ========    ========    ========    ========
Fixed charges..........................   $ 506,826    $210,830    $252,082    $270,516    $261,740
                                          =========    ========    ========    ========    ========
Ratio of earnings to fixed charges.....          --        1.99          --        1.04        1.33
                                          =========    ========    ========    ========    ========
Amount by which fixed charges exceed
  earnings.............................   $ 514,121    $     --    $ 10,104    $     --    $     --
                                          =========    ========    ========    ========    ========

                      DETAIL OF INTEREST AND FIXED CHARGES

                                                       FOR THE YEAR ENDED DECEMBER 31,
                                           --------------------------------------------------------
                                             1994        1993        1992        1991        1990
                                           --------    --------    --------    --------    --------
                                                   (DOLLAR AMOUNTS EXPRESSED IN THOUSANDS)
Interest charges per Consolidated
  Statement of Income which includes
  amortization of debt discount, expense
  and premium...........................   $485,668    $190,968    $233,360    $253,943    $244,194
Add portion of rental expense
  representative of interest
  factor(1).............................     21,158      19,862      18,722      16,573      14,987
Add interest charges of affiliate on
  supported debt........................         --          --          --          --       2,559
                                           --------    --------    --------    --------    --------
          Total fixed charges...........    506,826     210,830     252,082     270,516     261,740
Less interest capitalized per
  Consolidated Statement of Income......      9,027      11,420       8,731      10,447      13,321
Less outside investors' portion of
  interest charges of affiliate on
  supported debt........................         --          --          --          --       1,312
                                           --------    --------    --------    --------    --------
          Total interest charges........   $497,799    $199,410    $243,351    $260,069    $247,107
                                           ========    ========    ========    ========    ========

- ---------------

(1) Interest factor based on management's estimates and approximates one-third of rental expense.